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                                                                   EXHIBIT 10.24

CHELLO BROADBAND N.V. FOUNDATION STOCK OPTION PLAN

    The following represents the so-called Foundation stock option plan (the "PLAN") of chello broadband N.V., a company incorporated under the laws of the Netherlands, having its corporate seat at Fred. Roeskestraat 123, Amsterdam, the Netherlands (the "COMPANY"), as it was adopted on June 23, 1999.

ARTICLE 1--Definitions

    For the purposes of this Plan,

(i) "AFFILIATED COMPANY" means a company in which the Company directly or indirectly owns an interest of at least one third of the shares of stock or the other capital interest of that company.

(ii) "BOARD OF MANAGEMENT" means the board of management of the Company.

(iii) "CERTIFICATE" means a right to be issued by the Foundation representing the economic ownership of one Share ("certificaat van aandeel").

(iv) "EMPLOYEE" means any member of the Board of Management in their capacity as beneficiaries under the Plan and any employee of a Group Company.

(v) "FOUNDATION" means the foundation for the Administration of the chello Stock Option Plan, the current Articles of Association and conditions of administration are attached hereto as Appendix A.

(vi) "GROUP COMPANY" means the Company or one of its Affiliated Companies.

(vii) "IPO" means initial public offer of Shares.

(viii)"OPTION" means a right to subscribe for Certificates and/or Shares, as the case may be, pursuant to this Plan.

(ix) "OPTION DATE" means in relation to any Options, the date on which the Options are, were or are to be granted.

(x) "RIGHT" means one Share or one Certificate, as the case may be, issued or to be issued under an Option.

(xi) "SHARES" means the ordinary shares in the capital of the Company.

(xii) "SUPERVISORY BOARD" means the supervisory board of the Company.

(xiii)"WTE 95" means the Netherlands Securities Transaction Supervision Act 1995 ("Wet Toezicht Effectenverkeer 1995"), as amended.

(xiv) "VALUE CALCULATION DATE" shall mean either the date an Employee offers the Shares for sale to the Foundation or, if earlier, the effective date of termination of employment, except in case the employment is terminated because of permanent disability, retirement, early retirement or death of the Employee concerned, in which case the date shall be one year after the effective date of termination of employment, in the latter case unless the Rights are offered to the Foundation more than 30 days in advance of such date, in which case the exercise date shall be the Value Calculation Date.

ARTICLE 2--Granting of Options

2.1 The Options to be granted to an Employee will be approved by the Supervisory Board, on the recommendation of the Board of Management.

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2.2 The Supervisory Board shall given written notice of the intention to grant
    Options under this Plan to the Securities Board of The Netherlands (Stichting Toezicht Effectenverkeer: "STE") at least two months before the date on which Options are granted.

2.3 The terms on which the Options are granted shall not be changed, unless otherwise stated in this Plan.

2.4 The total number of Rights with respect to which Options may be granted pursuant to this Plan shall be determined by the Supervisory Board. Rights issued or issuable upon exercise of Options shall be applied to reduce the maximum number of Rights available for use under the Plan. Rights underlying expired or terminated and unexercised Options are available for reissue for grant of Options under this Plan.

2.5 In case any of the events mentioned in Article 4.2 occurs, the Supervisory Board will adjust the maximum number of Rights accordingly.

2.6 The Options may be granted each year at the quarterly meetings of the Supervisory Board. Furthermore, Options may be granted to the Employees effective on their first date of employment or on the first date of the assumption of their new tasks in the event of a promotion.

ARTICLE 3--Modification of Option Terms

    The Supervisory Board shall have the discretion and authority to grant Options with such modified terms as the Board of Management recommends as necessary or appropriate in order to comply with the laws of the country in which the Employee resides or is employed, or for other reasons but then only in compliance with Netherlands law.

ARTICLE 4--Option Price

4.1 With respect to grants of Options determined prior to the effective date of the IPO, the price to be paid to acquire the Rights (the "OPTION PRICE") will equal the fair market price of the Shares at the date of the grant, to be determined in accordance with article 8.3. With respect to grants of Options determined after the effective date of the IPO, the price to be paid to acquire the Rights (hereinafter the "IPO OPTION PRICE") will equal the closing price of the Shares on the Amsterdam Stock Exchange on the date of the grant concerned.

4.2 If after the Option Date one of the following events occurs:

    --  a split of the Shares in Shares with a lower par value;

    --  a repayment of capital on the Shares;

    -- the issue of shares in the capital of the Company with a preference right;

    -- the issue of shares in the capital of the Company out of the retained earnings or the capital surplus account,

    then the Option Price or the IPO Option Price and/or the number of the Rights with respect to which Options have been granted will be adjusted if reasonably necessary, in such a way that the fair market value of the Options immediately after the above mentioned occasions is equal to the fair market value of the Options immediately before such occasion.

    The Company will inform the Employee in writing of any adjustment of the Option Price or the IPO Option Price and/or the number of the Shares with respect to which Options have been granted.

ARTICLE 5--Exercise and Non-transferability

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5.1 Options may only be exercised by the Employee, or in the event that the
    Employee shall become permanently disabled or has deceased, by the administrator of the Employee's estate or his or her heirs (hereinafter jointly and severally the "LEGAL SUCCESSORS").

5.2 Options may be exercised in full or in part.

5.3 Options will be exercised via written notice from the Employee or the Legal Successors to the Company to the address as instructed by the Company. Any such notice will state the number of Rights to be acquired pursuant to such exercise.

5.4 An Option granted to an Employee shall not be transferable by the Employee other than by will or the laws of descent and distribution. An Option granted to an Employee shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

5.5 Options are granted unconditionally and may be exercised immediately after they have been granted, but always with due observance of article 5.6. The right to exercise Options remains valid for a period of five years after the Option Date.

5.6 Unless the Option is exercised on the expiry date or within a period of five business days in advance of the expiry date, the Employee is not permitted
    (i) to exercise the Option while having knowledge of inside information ("voorwetenschap") as defined in article 46(2) of the WTE 95 and (ii) to exercise the Option in a closed period as defined in the chello Code for the Prevention of Insider Trading, in the event that this code applies to the Employee.

ARTICLE 6--Delivery of Rights and Related Matters

6.1 Subject to Articles 7 and 8 below, within five days after the exercise of an Option, the Company shall itself, or cause the Foundation to transfer the number of Rights in respect of which the Option is exercised against payment in full of the Option Price.

6.2 The Employee and the Legal Successors shall not bear any transaction costs related to the obtaining of Certificates, nor the obtaining of Shares in exchange for Certificates, nor the obtaining of Shares.

ARTICLE 7--Consequences of Termination of Employment

7.1 If the Employee is no longer employed by a Group Company because of retirement, early retirement, permanent disability or death, the unexercised Options (if any) will expire one year after the date of such termination, or five years after the Option Date concerned, whichever is earlier; it being understood that in the case of the death of an employee, the expiration shall never be earlier than six months after the date of death.

7.2 In the event the Employee is dismissed by the Company because of a so-called "urgent reason" ("dringende redenen") under Dutch law, or because of documented and material non-performance by the Employee, then all Options shall expire immediately and without notice. Furthermore, any Certificates acquired by the Employee by the exercise of Options that would, if not exercised, have expired pursuant to the first sentence of this Article 7.2 shall immediately be sold and transferred to the Foundation in consideration of the original Option Price or the original IPO Option Price as determined in Article 4.1. Upon the grant of an Option, the Employee concerned will irrevocably authorise the Company to execute the required (notarial) deed in his or her name. Any costs relating to the sale and transfer of Rights to be so transferred shall be for the account of the Company.

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7.3 In the event that the Employee is no longer employed within a Group Company for a reason other than those referred to in Article 7.1 or 7.2 (or in case in a dispute it is determined that the Company's claim on the application of
    Article 7.2 was not justified), the following shall apply:

    (i) the following parts of the total number (including Options already exercised) of Options granted to such Employee shall (if not exercised already) automatically expire without notice or compensation:

       a. during the first month as from the Option Date in which such event occurs: 100 per cent of the Option is granted;

       b. during the second month as from the Option Date in which such event occurs: 47/48th of the Options granted;

       c. for each following month the number under b) will be reduced with 1/48th;

    (ii) any Rights acquired by the Employee by the exercise of Options that would, if not exercised, have expired pursuant to Article 7.3(i) shall immediately be sold and transferred to the Foundation in consideration of the original Option Price or the original IPO Option Price as determined in Article 4.1. Upon the grant of an Option, the Employee concerned will irrevocably authorise the Company to execute the required (notarial) deed in his or her name. Any costs relating to the sale and transfer of Rights to be so transferred shall be for the account of the Company;

    (iii) any Options, not expired pursuant to Article 7.3(i), if any, will expire 30 days after the termination of the employment, or 5 years after the Option Date, whichever is earlier.

7.4 For the benefit of the Employee concerned, upon the recommendation of the Board of Management, the Supervisory Board may decide to deviate from the provisions under this Article 7.

ARTICLE 8--Sale of Rights by the Employee

8.1 All sections of Article 8 will only apply after one or more Options have been exercised. The Articles 8.2 and 8.3 will only apply prior to the IPO.

8.2 If the Employee wants to sell Rights acquired pursuant to Options, the Employee has to offer these Rights to the Foundation at a price equal to the fair market value at the Value Calculation Date. The Foundation shall have the obligation to purchase the Rights for that price from the Employee within one month after the Value Calculation Date.

8.3 The fair market value as referred to in Article 8.2 shall be determined by the Supervisory Board based on a recommendation from the Board of Management. The Supervisory Board will, from time to time, provide the Board of Management with instructions as to how and when to prepare its recommendation. It is anticipated that those instructions will include the manner in which a professional advisor may be engaged by the Supervisory Board in order to verify the valuation and the manner in which a disagreement between an Employee and the Company regarding the fair market value will be settled, including an objective mechanism involving a professional advisor not involved in the first determination verifying whether or not the determination of the fair market value by the Supervisory Board is reasonable.

    To avoid excessive administration, the fair market value under Article 8.2 will be established no more frequently than once every six months using the then current valuation methodology, and the most recent prior valuation shall be deemed to be the fair market value at the Value Calculation Date. If there has been an event which in the opinion of the Board of Management is likely to have a material effect on the fair market value then a new valuation may be carried out.

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8.4 If an Employee exercises part or all of his or her Option(s), then the
    Company shall itself (or cause the Foundation to) transfer only such number of shares to the Employee concerned as at the time of the exercise are no longer subject to an obligation under Article 7.3. Should the Employee have exercised his or her Option for a number of Rights in excess of then number of Shares referred to in the first sentence of this Article 8.4, then the remainder shall be issued to the Employee in the form of Certificates.

8.5 Rights obtained by an Employee based on the exercise of an Option, can not be sold or encumbered by the Employee as long as Article 7.3 would remain applicable in respect of those Certificates.

8.6 After the IPO upon written notice to that effect from the Employee to the Foundation at the address as instructed by the Company, the Foundation shall exchange such number of Certificates for Shares as included in the Employee's notice, but never in excess of the number of Certificates which are no longer subject to Article 7.3.

8.7 Following the transfer of Shares to the Employee concerned, the Company shall have no further liabilities or obligations with respect to (part of the) Option exercised by the Employee.

8.8 The Rights acquired upon the exercise of the Options may only be sold by the Employee if he or she is not in the possession of inside information as defined in Article 46(2) of the WTE 95, unless

    (i) the Rights are sold on the expiry date of the Options or within a period of five business days in advance of the expiry date of the Options, and

    (ii) the Employee has given written notice to the Company of his or her intention to sell such Rights at least two months before the day the Options expire.

    After the Employee has notified the Company as stated under (ii), the Employee is obliged to sell the Shares within the period indicated under
    (i). If the chello Code for the Prevention of Insider Trading applies to the Employee, the Rights acquired upon the exercise of the Options shall not be sold in a closed period as defined in this code, unless the Rights are sold in the manner described under (i) and (ii).

ARTICLE 9--Taxes and social security premiums

9.1 Any tax or social security premiums payable by the Employee or his Legal Successors with respect to the granting, maintaining or the exercising of the Options or the sale of the Shares is for the account of the Employee or his Legal Successors, respectively.

9.2 If (part of) the Options are not exercised, any tax and/or social security premiums paid will not be refunded or compensated by the Company.

ARTICLE 10--Merger and take-over

10.1 In case of change of control (or ownership) of 50 percent or more of the Shares of the Company or merger of the Company with another enterprise to which the Shares have to be surrendered in exchange for the issue of other shares or in the event that 50 percent or more of the Shares are taken over, the Options granted or Rights held pursuant to Options granted will, if the Company so chooses, be acquired by the Foundation immediately for the same value per Right as that sale, merger or exchange.

    Furthermore, should an Employee be dismissed after the event of such a change of control, other than for "urgent reasons" ("dringende redenen"), Articles 7.2 and 7.3 shall not be applicable to such Employee for any Options still held by such Employee, it also being understood that the Employee concerned shall have a one year period from the effective date of termination of the

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    employment (or five years from the Option Date, whichever comes earlier) to exercise the Options concerned.

10.2 In the event of a merger in which the Company is not the surviving entity, the Foundation may require holders of Options and/or Rights to exchange their Options and/or Rights for new options and/or certificates in a foundation for the administration of the new merged entity's stock option plan, provided always that such new rights will be at least equivalent in value to the Options and/or Rights.

ARTICLE 11--Employment

    Neither the grant of the Options nor this Plan itself or any provisions therein can be interpreted as an obligation of the Company or an Affiliated Company to employ the Employee for a certain period of time or to guarantee him a certain salary or position.

ARTICLE 12--Insider trading rules

    The Employee will at any time comply with the provisions regarding insider trading as set forth in the WTE 95 and implementing rules. Furthermore, the Employee agrees to adhere to the chello Code for the Prevention of Insider Trading, as far as this code is applicable to the Employee.

ARTICLE 13--Notices

13.1 Notices pursuant to this Plan to be submitted by the Company to the Employee, shall be deemed to be addressed correctly if they have been sent to the address of the Employee as known by the personnel department of the Group Company concerned.

13.2 Notices pursuant to this Plan to be submitted by the Employee to the Company, shall be deemed to be addressed correctly if they have been sent to the address of the Company at Fred. Roeskestraat 123, 1076 EE, Amsterdam, The Netherlands, except to the extent the Company has provided written notice to the Employee containing different instructions.

ARTICLE 14--Choice of law and jurisdiction

    This Plan will be governed by Dutch law. With the exception of disputes referred to in Article 8.4, all disputes arising in connection with this Plan shall be brought before the competent court in the district of Amsterdam.

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